[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

Exhibit 23(b)

April 10, 2002

Board of Directors
Protective Life Insurance Company
2801 Highway 280 South
Birmingham, Alabama 35223

Directors:

        We hereby consent to the reference to our Firm under the heading "Legal Matters" in the prospectus included in the Registration Statement on Form S-1 (File No. 333-76992) for certain modified guaranteed annuity contracts issued by Protective Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                  Sincerely,

                  SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ DAVID S. GOLDSTEIN David S. Goldstein